SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2014

REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - II (Exact name of registrant as specified in its charter)

Delaware	0-11909	16-1212761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 North Forest Road,
Getzville, New York	14068
(Address of principal executive offices)	(Zip Code)

       (716) 636-9090
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 10, 2015, Realmark Property Investors Limited Partnership – II (the “Partnership”) closed on the sale of the property known as Executive Office Park, formerly known as Northwind Office Park, situated in East Lansing, Michigan, to Meridian Investment Group L.L.C. (the “Buyer”), as assignee of Crouch Investment Group, L.L.C. (“Crouch”), pursuant to a Purchase and Sale Agreement, dated March 5, 2015, by and between Crouch and the Partnership, as amended by the First Amendment dated May 11, 2015, the Second Amendment dated on or about June 26, 2015, the Third Amendment dated on or about July 27, 2015 and the Fourth Amendment dated August 6, 2015.  The Buyer is not affiliated with the Partnership or any of its affiliates, or any director or officer of the Partnership, or any associate of any director or officer of the Partnership.

At closing, the Buyer paid to the Partnership cash of $2,975,000.00.  After payment of closing costs in the amount of $451,409.97, the net proceeds available to the Partnership amount to approximately $2,523,590.03.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Officer and Director

On October 23, 2014, Judith P. Jayson, President and a member of the Board of Directors (the “Board”) of Realmark Properties, Inc. (the “Corporate General Partner”), the general partner of the Partnership died unexpectedly.  Following the vacancy created by Mrs. Jayson’s death, the size of the Board was reduced to three members consisting of Jordan M. Jayson, Matthew P. Iak and Alan J. Laurita.

Appointment of President

On November 6, 2014, the Board appointed Matthew P. Iak as President of the Corporate General Partner following the death of Judith P. Jayson, its former President.  There was no prior arrangement or understanding pursuant to which he was appointed as President of the Corporate General Partner.  Mr. Iak is the brother-in-law of Jordan M. Jayson.

Mr. Iak is an officer and director of the Partnership’s property management affiliate, Realmark Corporation.  There are no related person transactions involving Mr. Iak that are reportable under Item 404(d) of Regulation S-K.

Matthew P. Iak

Mr. Iak, age 39, was appointed President of the Partnership on November 6, 2014 and has been a member of the Board since August 2014.  He is currently the President of Westmoreland Capital Corporation and an Executive Vice President at U.S. Energy Development Corporation,

positions he has held since 2010 and 2013, respectively.  Mr. Iak joined U.S. Energy Development Corporation in 2005, following a successful early career as a Vice President of an international money management firm, and bringing with him brokerage experience of managed business in excess of one billion dollars. He is a graduate of Canisius College.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description of Exhibit
2.1	Purchase and Sale Agreement, dated March 5, 2015, by and between Realmark Property Investors Limited Partnership – II and Crouch Investment Group, L.L.C.
2.2	First Amendment to Purchase and Sale Agreement dated May 11, 2015, by and between Realmark Property Investors Limited Partnership – II and Crouch Investment Group, L.L.C.

2.3	Second Amendment to Purchase and Sale Agreement dated on or about June 26, 2015, by and between Realmark Property Investors Limited Partnership – II and Crouch Investment Group, L.L.C.

2.4	Third Amendment to Purchase and Sale Agreement dated on or about July 27, 2015, by and between Realmark Property Investors Limited Partnership – II and Crouch Investment Group, L.L.C.

2.5	Fourth Amendment to Purchase and Sale Agreement dated August 6, 2015, by and between Realmark Property Investors Limited Partnership – II and Meridian Investment Group LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2015                                        REALMARK PROPERTY INVESTORS LIMITED
                                                                           PARTNERSHIP - II

By: /s/ Matthew P. Iak
   Name: Matthew P. Iak
   As President of Realmark Properties, Inc.,
   its general partner,
   Principal Executive Officer and
   Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Purchase and Sale Agreement, dated March 5, 2015, by and between Realmark Property Investors Limited Partnership – II and Crouch Investment Group, L.L.C.
2.2	First Amendment to Purchase and Sale Agreement dated May 11, 2015, by and between Realmark Property Investors Limited Partnership – II and Crouch Investment Group, L.L.C.

2.3	Second Amendment to Purchase and Sale Agreement dated on or about June 26, 2015, by and between Realmark Property Investors Limited Partnership – II and Crouch Investment Group, L.L.C.

2.4	Third Amendment to Purchase and Sale Agreement dated on or about July 27, 2015, by and between Realmark Property Investors Limited Partnership – II and Crouch Investment Group, L.L.C.

2.5	Fourth Amendment to Purchase and Sale Agreement dated August 6, 2015, by and between Realmark Property Investors Limited Partnership – II and Meridian Investment Group LLC.